SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2005

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	33-70992	23-2679963
(State or other Employer jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Identification No.)

100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:    610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     REGULATION FD DISCLOSURE

On September 8, 2005, at 3:30 p.m., Eastern Standard Time, George R. Jensen, Jr., Chairman and Chief Executive Officer of the Company, will present information about the Company at The Roth Capital Partners New York Conference held at The Westin New York in Times Square. The materials to be used in connection with the presentation are attached as Exhibit 99.1 to this Report.

The information in Item 7.01 of this Report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this Report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)     None.

(b)     None.

(c)     Exhibits.

99.1 Materials from presentation by management on September 8, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By:	/s/ George R. Jensen, Jr.

George R. Jensen, Jr. Chief Executive Officer

Dated: September 8, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Materials from presentation by management on September 8, 2005

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